UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2016

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	00135384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

68 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant's telephone number, including area code)

Copies to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2016, Thomas Kempster was appointed by Data Storage Corporation (the "Company") to serve as the Secretary and a director of the Company.

Mr. Kempster is the President of ABC Services Inc. ("ABC I") and ABC Services II Inc. ("ABC II" and collectively with ABC I, "ABC"), two New York coporations. As previously reported, On October 25, 2016, the Company entered into and closed two Asset Purchase Agreements with ABC, pursuant to which the Company purchased certain assets from ABC in consideration of an aggregate 64,669,936 shares of common stock of the Company (the "Shares"). Mr. Kempster is the owner of 32,334,968 of the Shares.

There is no understanding or arrangement between Mr. Kempster and any other person pursuant to which he was appointed as a director.  Other than the above ABC transactions, Mr. Kempster does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director.  Mr. Kempster has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Thomas Kempster is a veteran information technology industry entrepreneur and executive who brings a long history of self-defined strategies which have been the driving force behind his business success to date. Mr. Kempster's high-energy work ethic and lead-by-example style have served as the foundation of his leadership philosophy which have earned him the  respect of his staff and colleagues over the more than 20 years the he has served as an co-owner and proprietor of a successful enterprise.

Mr. Kempster is the co-founder and President of the successful integrated technology company, ABC Services Inc. ("ABC"), which has flourished for over 20 years under his leadership as its President. Since ABC's inception in 1994, Mr. Kempster has served as its President managing all of the company's day-to-day business functions including sales, services, accounting and administration. Mr. Kempster’s unique business style and approach was critical in fortifying his team at ABC while navigating the constantly evolving IT industry.  As ABC's President, Mr. Kempster focused on providing superior IT services to hundreds of customers throughout the United States ranging from small through enterprise level businesses. By concentrating on providing business IT solutions, building valuable relationships and improving service standards, Mr. Kempster has successfully built ABC into an industry-trusted advisory source. Mr. Kempster is a New York-based  entrepreneur and self-taught information technology corporate executive and service strategist. Mr. Kempster continues to obtain relevant IT certifications in order to remain current in his IT knowledge and takes pride in sharing such knowledge and ideas with his IT industry colleagues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA STORAGE CORPORATION

Date: December 19, 2016	By:	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer